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                                                                    Exhibit 23.1




                       Consent Of Independent Accountants

We consent to the incorporation by reference in the registration statements of United Auto Group, Inc. on Form S-3 (Registration No. 333-39997) and Form S-8 (Registration Nos. 333-14971 and 333-26219) of our report dated March 29, 1999 on our audits of the consolidated financial statements as of December 31, 1998 and for the years ended December 31, 1998 and 1997, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Princeton, New Jersey
March 29, 1999